EXHIBIT 99.1


                             Joint Filer Information


Name:                   TRACEY ELLERY

Address:                PO BOX 617, NORTH MELBOURNE, VICTORIA 3051, AUSTRALIA

Designated Filer:       EVAN THORNLEY



Issuer and Ticker
  Symbol:               LOOKSMART LTD [LOOK]


Date of Event
  Requiring Statement:  DECEMBER 27, 2005



Signature:              /s/ Rajith Loganathan,
                        Attorney-In-Fact for Tracey Ellery